UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor		10001
New York, NY
(Address of Principal Executive Offices)		(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Varonis Systems, Inc. (the “Company”) held on May 2, 2019, there were present, in person or by proxy, 24,864,886 shares of the Company’s common stock, which represented approximately 82.9% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 22, 2019 (the “Proxy Statement”).

PROPOSAL NO. 1 To elect the three nominees for director named below to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders

	For	Withheld	Broker Non-Votes
Kevin Comolli	18,005,938	3,454,396	3,404,552
John J. Gavin, Jr.	20,327,947	1,132,387	3,404,552
Fred Van Den Bosch	20,472,251	988,083	3,404,552

PROPOSAL NO. 2 Advisory vote to approve the Company’s executive compensation, as disclosed in the Proxy Statement

For	Against	Abstain	Broker Non-Votes
7,157,204	14,282,632	20,498	3,404,552

PROPOSAL NO. 3 To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019

For	Against	Abstain	Broker Non-Votes
24,707,465	145,670	11,751	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: May 7, 2019	By:	/s/ Yakov Faitelson
Name: Yakov Faitelson
Title: Chief Executive Officer and President

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